As filed with the Securities and Exchange Commission on November 23, 2004
Registration No. 333-120040

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
Pre-Effective Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
UTi Worldwide Inc.
(Exact name of Registrant as Specified in Its Charter)

British Virgin Islands

(State or Other Jurisdiction of Incorporation or Organization)

N/A

(I.R.S. Employer Identification Number)

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands (284) 494-4567	c/o UTi, Services, Inc. 19500 Rancho Way, Suite 116 Rancho Dominguez, CA 90220 USA (310) 604-3311
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

CT Corporation System

111 Eighth Avenue
New York, New York 10011
(212) 894-8940

(Name, address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent For Service)

Copy to:

Stephen D. Cooke, Esq.
Paul, Hastings, Janofsky & Walker LLP
695 Town Center Drive, 17th Floor
Costa Mesa, California 92626-1924
(714) 668-6200

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering Price	Aggregate	Registration
Securities to be Registered	to be Registered	per Unit	Offering Price	Fee

Ordinary shares, no par value per share	(1)(2)	(2)	(2)(3)
Class A preference stock, no par value per share	(1)(2)	(2)	(2)(3)
Class B preference stock, no par value per share	(1)(2)	(2)	(2)(3)
Senior notes	(1)(2)	(2)	(2)(3)(4)
Subordinated notes	(1)(2)	(2)	(2)(3)(4)
Warrants to purchase ordinary shares, no par value per share	(1)(2)	(2)	(2)(3)
Warrants to purchase class A preference stock, no par value per share	(1)(2)	(2)	(2)(3)
Warrants to purchase class B preference stock, no par value per share	(1)(2)	(2)	(2)(3)
Total for sale by Registrant	(1)(2)	(2)	$250,000,000	$31,675(6)
Ordinary Shares, no par value per share(5)	12,016,274(5)	$66.22(7)	$795,717,664.3(7)	$100,818
Total			$1,045,717,664.3	$132,493(6)

(1)	In U.S. dollars or the equivalent thereof in foreign denominated currency or units consisting of multiple currencies.

(2)	Such indeterminate number of ordinary shares and shares of class A preference stock and class B preference stock and warrants with respect thereto and such indeterminate principal amount of senior notes and subordinated notes as may from time to time be issued at indeterminate prices. There is also being registered hereunder an indeterminate amount of shares of class A preference stock and class B preference stock as may from time to time be issuable upon conversion of senior notes and subordinated notes registered hereunder or upon exercise of warrants registered hereunder, as the case may be, and an indeterminate number of ordinary shares as may from time to time be issuable upon conversion of senior notes and subordinated notes or class A preference stock and class B preference stock registered hereunder or upon exercise of warrants registered hereunder, as the case may be. The Registrant will determine the proposed aggregate maximum offering price per unit/share from time to time in accordance with the issuance of the securities registered hereunder.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (o) under the Securities Act of 1933, as amended.

(4)	Principal amount at maturity will be greater if securities are sold with original issue discount.

(5)	Represents shares of ordinary shares for sale by the selling shareholders named herein.

(6)	A portion of the filing fee ($31,675.00) was previously paid in connection with the initial filing of this registration statement on October 28, 2004.

(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices of our ordinary shares on the Nasdaq National Market System on November 19, 2004.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

      This registration statement contains two forms of prospectus. The first prospectus (the “Company Prospectus”) is to be used in connection with the sale by us, from time to time, of a combination of the securities described therein in one or more offerings up to a total dollar amount of proceeds of $250,000,000, and the second prospectus (the “Alternate Prospectus”) is to be used in connection with the sale by the selling shareholders named therein, from time to time, of 12,016,274 of our ordinary shares in one or more offerings. The Company Prospectus and the Alternate Prospectus are identical in all respects with the exception of the following alternate pages for the Alternate Prospectus: the front and back cover pages and the sections entitled “Table of Contents,” “Use of Proceeds,” “Description of Capital Stock,” “Plan of Distribution” and “About this Prospectus.” In addition, the section entitled “Selling Shareholders” has been added to the Alternate Prospectus and the section entitled “Description of Debt Securities” has been deleted from the Alternate Prospectus. The Company Prospectus follows immediately. The additional pages relating to the Alternate Prospectus follow the Company Prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 23, 2004

UTi WORLDWIDE INC.

$250,000,000

Ordinary Shares, Class A Preference Stock, Class B Preference Stock, Debt Securities and Warrants

        We may offer and sell by this prospectus:

•	Ordinary shares

•	Class A preference stock

•	Class B preference stock

•	Debt securities

•	Warrants to purchase ordinary shares

•	Warrants to purchase class A preference stock

•	Warrants to purchase class B preference stock

      These securities may be offered and sold from time to time for an aggregate offering price of up to $250,000,000. We will provide the specific terms of these securities in supplements to this prospectus when we offer these securities. You should read this prospectus and the supplements carefully before you invest.

      Our ordinary shares are traded on the Nasdaq National Market System under the symbol “UTIW.” On November 19, 2004, the last reported sale price of our ordinary shares on the Nasdaq National Market System was $66.67 per share. You should obtain current information as to the market price of our ordinary shares before you invest.

      Investing in the securities covered by this prospectus involves risks. See “Risk Factors” beginning on page 2 of this prospectus, in any document incorporated by reference, and in any accompanying prospectus supplement.

      Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement for those securities.

The date of this prospectus is                     , 2004.

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities covered by this prospectus.

      Unless the context otherwise indicates, references in this prospectus to “we,” “us,” “our” or the “company” refer to UTi Worldwide Inc. and it subsidiaries as a combined entity, except where it is noted or the context makes clear the reference is only to UTi Worldwide Inc.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus, including the information incorporated into it by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements predict or describe our current business plan and strategy and strategic operating plan, and do not relate solely to historical matters. You can generally identify forward-looking statements by the use of words such as “believe,” “believes,” “expect,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “intend,” “intends,” “plans,” “objectives,” “estimate,” “estimates,” “project,” “projected,” “anticipates,” “continue” and similar words. Because these statements reflect our current views concerning future events and are based on current assumptions, they involve risks, uncertainties and other factors which may lead to actual results or effects that are materially different from those contemplated in the forward-looking statements. Some, but not all, of the factors that may cause these differences will be discussed in the “Risk Factors” section of the applicable prospectus supplement and in other information incorporated by reference into this prospectus.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We caution you not to place undue reliance on these forward-looking statements. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements. Moreover, unless we are required by law to update these statements, we will not necessarily update any of these statements after the date of this prospectus, either to conform them to actual results or to changes in our expectations.

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PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our securities. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results anticipated in these forward-looking statements. You should read the entire prospectus carefully, including the risk factors and financial statements.

Our Company

      We are an international, non-asset based supply chain management company providing air and ocean freight forwarding, contract logistics, customs brokerage and other logistics related services. We serve a large and diverse base of global and local companies, including customers operating in industries with unique supply chain requirements such as the pharmaceutical, apparel, chemical, automotive and technology industries. We seek to use our global network, proprietary information technology systems, relationships with transportation providers and expertise in outsourced logistics services to optimize the operation of our customers’ global supply chains. We utilize a non-asset based strategy that, through our arrangements and relationships with transportation carriers, provides us with access to transportation capacity without the associated capital investment. Our business is managed from seven principal support offices in Dusseldorf, Hong Kong, Johannesburg, London and Sydney and in the United States in Los Angeles, California and Columbia, South Carolina.

      We were incorporated in the British Virgin Islands on January 30, 1995 under the International Business Companies Act as an international business company and operate under the British Virgin Islands legislation governing corporations. The address and telephone number of our registered office are 9 Columbus Centre, Pelican Drive, Road Town, Tortola, British Virgin Islands and (284) 494-4567, respectively. Our registered agent is Midocean Management and Trust Services (BVI) Limited, 9 Columbus Centre, Pelican Drive, Road Town, Tortola, British Virgin Islands. Our registered agent for service of process in the United States is CT Corporation System, 111 Eighth Avenue, New York, New York, 10011. Our website address is http://www.go2uti.com. Information included or referred to on our website is not incorporated by reference in or otherwise a part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

RISK FACTORS

      Investing in our securities involves risks. You should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the caption “Factors That May Affect Future Results and Other Cautionary Statements “included in our annual report on Form 10-K for the year ended January 31, 2004, as updated by our subsequent filings with the SEC and incorporated by reference in this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

      Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the offering of securities under this prospectus for general corporate purposes, which may include repayment of indebtedness, working capital and potential business acquisitions, including potential earn-out payments related to acquisitions. Pending such uses, the net proceeds may be invested in interest-bearing accounts and short-term interest-bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES

      The following table sets forth our ratio of earnings to fixed charges for the periods indicated. For the purpose of calculating the ratio of earnings to fixed charges, “earnings” consist of income before income taxes and fixed charges, and “fixed charges” consist of interest on all indebtedness, amortized premiums, discounts and capitalized expenses related to indebtedness and preference security dividend requirements.

											Six Months Ended
	Years Ended January 31,										July 31,

	2000		2001		2002		2003		2004		2004		2003

Ratio of Earnings to Fixed Charges	3.0	x	3.1	x	3.1	x	3.7	x	3.6	x	4.7	x	3.5	x

DESCRIPTION OF CAPITAL STOCK

      The following is a summary of our ordinary shares and class A and class B preference stock, the general terms and provisions of warrants to purchase our ordinary shares or class A or class B preference stock to which any prospectus supplement may relate and provisions of our Memorandum and Articles of Association containing the material terms of our ordinary shares and class A and class B preference stock. As summaries, they are qualified in their entirety by reference to our Memorandum and Articles of Association and any form of warrant and warrant agreement applicable to a particular warrant.

Ordinary Shares

      Our Memorandum and Articles of Association authorize the issuance of up to 500,000,000 ordinary shares of no par value. As of November 1, 2004, 30,915,149 of our ordinary shares (excluding 385,902 treasury shares) were outstanding. Our ordinary shares are listed on the Nasdaq National Market System under the symbol “UTIW.”

      The following summarizes the rights of holders of our ordinary shares:

•	each holder of ordinary shares is entitled to one vote per share on all matters to be voted on by shareholders generally, including the election of directors;

•	there are no cumulative voting rights;

•	the holders of our ordinary shares are entitled to dividends and other distributions as may be declared from time to time by the board of directors out of funds legally available for that purpose, if any;

•	upon our liquidation, dissolution or winding up, the holders of ordinary shares will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and the payment of the liquidation preference of any outstanding preferred stock; and

•	the holders of ordinary shares have no preemptive or other subscription rights to purchase shares of our stock, nor are they entitled to the benefits of any redemption or sinking fund provisions.

Preferred Stock

General

      Our Memorandum and Articles of Association authorize the issuance of up to 100,000,000 shares of preferred stock of no par value of which 50,000,000 shares have been designated as class A preference stock and 50,000,000 shares have been designated as class B preference stock. Our board of directors may also amend our Memorandum of Association to create from time to time one or more classes of preferred stock. As of the date of this prospectus, none of our shares of preferred stock are outstanding. Our Memorandum and Articles of Association authorize our board of directors to determine the rights and preferences of our class A and class B preference stock within the limits set forth in our Memorandum and Articles of Association and applicable law. The class A and class B preference stock will, when issued, be duly authorized, fully paid and non-assessable.

      Unless otherwise provided by our board of directors, the class A and class B preference stock will rank on a parity with respect to the payment of dividends and to the distribution of assets upon liquidation. Any future issuance of preferred stock, or the issuance of rights to purchase preferred stock, may have the effect of delaying, deferring or preventing a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings and assets available for distribution to the holders of ordinary shares or could adversely affect the rights and powers, including voting rights, of the holders of ordinary shares.

      A prospectus supplement relating to class A or class B preference stock being offered will include specific terms relating to the offering. They will include, where applicable:

•	the title and stated value of the class A or class B preference stock;

•	the number of class A or class B preference stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the class A or class B preference stock;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the class A or class B preference stock shall accumulate;

•	the procedures for an auction and remarketing, if any, of the class A or class B preference stock;

•	the provisions for a sinking fund, if any, for the class A or class B preference stock;

•	any voting rights of the class A or class B preference stock;

•	the provisions for redemption, if applicable, of the class A or class B preference stock;

•	any listing of the class A or class B preference stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the class A or class B preference stock will be convertible into or exchangeable for our ordinary shares, preferred stock or other securities including the conversion price or the manner of calculating the conversion price and conversion period;

•	if appropriate, a discussion of federal income tax consequences applicable to the class A or class B preference stock; and

•	any other specific terms, preferences, rights, limitations or restrictions on the class A or class B preference stock.

Conversion or Exchange

      The terms, if any, on which the class A or class B preference stock may be convertible into or exchangeable for our ordinary shares, preferred stock or other securities will be stated in the prospectus supplement relating to the preferred stock. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of ordinary shares or other securities to be received by the holders of class A or class B preference stock would be subject to adjustment.

Description of Warrants

      We may issue warrants for the purchase of ordinary shares, class A preference stock or class B preference stock. Warrants may be issued independently or together with any offered securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement we will enter into with a warrant agent specified in the agreement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

      A prospectus supplement relating to any series of warrants being offered will include specific terms relating to the offering. They will include, where applicable:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of warrants issued with the security;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which, and currency or currencies in which, the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	if appropriate, a discussion of federal income tax consequences; and

•	any other material term of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Anti-Takeover Matters

      Our Memorandum and Articles of Association include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the inability of shareholders to act by written consent, the inability of shareholders to call a shareholder meeting except by delivering to our board of directors a written request of holders of more than fifty percent of outstanding ordinary shares, an advance notice requirement for director nominations and other actions to be taken at annual meetings of shareholders and requirements for approval by 66 2/3% of the shareholder votes to amend specified provisions of our Memorandum and Articles of Association. Our Memorandum and Articles of Association also require action by 66 2/3% of our outstanding shares to remove a director without cause, and also authorize our Board of Directors to issue additional preferred stock. Our Board of Directors is classified into three classes.

No Shareholder Action by Written Consent; Calling Special Meetings of Shareholders

      Our Memorandum and Articles of Association prohibit shareholders from taking action by written consent in lieu of an annual or special meeting, and, thus, shareholders may take action only at an annual or special meeting called in accordance with our Memorandum and Articles of Association. Our Memorandum and Articles of Association provide that special meetings of shareholders may only be called by our chief executive officer or our board of directors upon request by a majority of our directors or the written request of holders of more than fifty percent of our outstanding ordinary shares. These provisions could have the effect of delaying consideration of a shareholder proposal until the requirements for calling a shareholder meeting can be met. The provisions would also prevent the holders of a majority of the voting power of our ordinary shares entitled to vote from unilaterally using the written consent procedure to take shareholder action.

Advance Notice Requirements

      Our Memorandum and Articles of Association set forth advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be presented at meetings of shareholders. These procedures provide that notice of such shareholder proposals must be timely given in writing to our secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting. The advance notice requirement does not give our board of directors any power to approve or disapprove shareholder director nominations or proposals but may have the effect of precluding the consideration of business at a meeting if the proper notice procedures are not followed.

Amendment of Memorandum and Articles of Association

      Our Memorandum and Articles of Association require the affirmative vote of at least 66 2/3% of the voting power of all outstanding shares of capital stock or 66 2/3% of the members of our board of directors entitled to vote to amend or repeal specified provisions of our Memorandum and Articles of Association, including those described in this section, or to approve any merger by us that would have the effect of making changes in our Memorandum and Articles of Association which would have required such affirmative vote if effected directly as an amendment. This requirement will render more difficult the dilution of the anti-takeover provisions of our Memorandum and Articles of Association.

Removal of Directors

      Our Memorandum and Articles of Association permit shareholders to remove directors for cause by the affirmative vote of the holders of a majority of the voting power of our shares. Removal of a director without cause requires the affirmative vote of 66 2/3% of the voting power of our shares. These provisions may restrict the ability of a third party to remove incumbent directors and simultaneously gain control of our board of directors by filling the vacancies created by removal with its own nominees.

Rights and Preferences of Preferred Stock

      Our Memorandum and Articles of Association authorize the issuance of class A and class B preference stock, none of which is outstanding as of the date of this prospectus. Our board of directors may determine the rights and preferences of the class A and class B preference stock within the limits set forth in our Memorandum and Articles of Association and applicable law. Our board of directors also may amend our Memorandum and Articles of Association to create from time to time one or more classes of preferred stock. The existence of authorized but unissued preferred stock may enable our board of directors to render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in our best interests, our board of directors could cause preferred stock to be issued without shareholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent shareholder or shareholder group. In this regard, our Memorandum and Articles of Association grant our board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of preferred stock pursuant to our board of directors’ authority described above could decrease the amount of earnings and assets available for distribution to you and adversely affect the enjoyment of rights of such holders, including voting rights in the event a particular class of preferred stock is given a disproportionately large number of votes per share, and may have the effect of delaying, deferring or preventing a change in control that may be favored by shareholders.

Classified Board of Directors

      Our Memorandum and Articles of Association establish a classified board of directors. Our board of directors is divided into three classes of approximately equal size with terms expiring in 2005 (Class B), 2006 (Class C) and 2007 (Class A). Thereafter, subject to the rights of holders of any series of preferred stock to elect directors, shareholders will elect one class constituting approximately one-third of the board of directors for a three-year term at each annual meeting of shareholders. As a result, at least two annual meetings of shareholders will be required for the shareholders to change a majority of our board of directors. The classification of directors will effectively make it more difficult to change the composition of our board of directors.

Transfer Agent and Registrar

      Our transfer agent and registrar is Computershare Trust Company located in Golden, Colorado.

DESCRIPTION OF DEBT SECURITIES

      The following description contains general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. For more information, please refer to the senior indenture we will enter into with a trustee to be selected, relating to the issuance of the senior notes, and the subordinated indenture we will enter into with a trustee to be selected, relating to issuance of the subordinated notes. Forms of these documents are filed as exhibits to the registration statement, which includes this prospectus.

      As used in this prospectus, the term indentures refers to both the senior indenture and the subordinated indenture. The indentures will be qualified under and governed by the Trust Indenture Act. As used in this prospectus, the term trustee refers to either the senior trustee or the subordinated trustee, as applicable.

      The following are summaries of material provisions anticipated to be included in the senior indenture and the subordinated indenture. As summaries, they do not purport to be complete or restate the indentures in their entirety and are subject to, and qualified in their entirety by reference to, all provisions of the indentures and the debt securities. We urge you to read the indentures applicable to a particular series of debt securities because they, and not this description, define your rights as the holders of the debt securities. Except as otherwise indicated, the terms of the senior indenture and the subordinated indenture are identical.

General

      Each prospectus supplement will describe the following terms relating to a series of notes:

•	the title;

•	any limit on the amount that may be issued;

•	whether or not such series of notes will be issued in global form, the terms and who the depository will be;

•	the maturity date(s);

•	the annual interest rate(s), which may be fixed or variable, or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record dates for interest payment dates or the method for determining such date(s);

•	the place(s) where payments shall be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price(s) at which, such series of notes may, pursuant to any optional redemption provisions, be redeemed at our option, and other related terms and provisions;

•	the date(s), if any, on which, and the price(s) at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, such series of notes and other related terms and provisions;

•	the denominations in which such series of notes will be issued, if in other than denominations of $1,000 and any integral multiple thereof;

•	any mandatory or optional sinking fund or similar provisions;

•	the currency or currency units of payment of the principal of, premium, if any, and interest on the notes;

•	any index used to determine the amount of payments of the principal of, premium, if any, and interest on the notes and the manner in which such amounts shall be determined;

•	the terms pursuant to which such notes are subject to defeasance;

•	the terms and conditions, if any, pursuant to which such notes are secured; and

•	any other terms, which terms shall not be inconsistent with the indentures.

      The notes may be issued as original issue discount securities. An original issue discount security is a note, including any zero-coupon note, which:

•	is issued at a price lower than the amount payable upon its stated maturity and

•	provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.

      Material United States federal income tax consequences applicable to notes sold at an original issue discount will be described in the applicable prospectus supplement. In addition, material United States federal income tax or other consequences applicable to any notes which are denominated in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement.

      Under the indentures, we will have the ability, in addition to the ability to issue notes with terms different from those of notes previously issued, without the consent of the holders, to reopen a previous issue of a series of notes and issue additional notes of that series, unless the reopening was restricted when the series was created, in an aggregate principal amount determined by us.

Conversion or Exchange Rights

      The terms, if any, on which a series of notes may be convertible into or exchangeable for our ordinary shares, class A or class B preference stock or other securities will be described in the prospectus supplement relating to that series of notes. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of ordinary shares, class A or class B preference stock or other securities to be received by the holders of the series of notes would be subject to adjustment.

Consolidation, Merger or Sale

      The indentures do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of their assets. However, any successor or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

Events of Default Under the Indenture

      The following are events of default under the indentures with respect to any series of notes issued:

•	failure to pay the principal, or premium, if any, when due;

•	failure to pay interest when due and such failure continues for 90 days and the time for payment has not been extended or deferred;

•	failure to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and such failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of that series;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default described in the applicable prospectus supplement.

      If an event of default with respect to notes of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice in writing to us, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. The trustee may withhold notice to the holders of notes of any default or event of default, except a default or event of default relating to the payment of principal or interest, if it determines that withholding such notice is in the holders’ interest.

      The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to such series and its consequences, except a continuing default or events of default in the payment of principal, premium, if any, or interest on the notes of such series.

      Any such waiver shall cure such default or event of default.

      Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

•	it is not in conflict with any law or the applicable indenture;

•	the trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

      A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute such proceedings as trustee; and

•	the trustee does not institute such proceeding, and does not receive from the holders of a majority in the aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after such notice, request and offer.

      These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal, premium, if any, or interest on, the notes.

      We will periodically file statements with the trustee regarding our compliance with certain of the covenants in the indentures.

Modification of Indenture; Waiver

      We and the trustee may change an indenture without the consent of any holders with respect to certain matters, including:

•	to fix any ambiguity, defect or inconsistency in such indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of notes of any series.

      In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we can make the following changes only with the consent of each holder of any outstanding notes affected:

•	extending the fixed maturity of such series of notes;

•	changing any of our obligations to pay additional amounts;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any such notes;

•	reducing the amount of principal of an original issue discount security or any other note payable upon acceleration of the maturity thereof;

•	changing currency in which any note or any premium or interest is payable;

•	impairing the right to enforce any payment on or with respect to any note;

•	adversely changing the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such note, if applicable;

•	in the case of the subordinated indenture, modifying the subordination provisions in a manner adverse to the holders of the subordinated notes;

•	if the notes are secured, changing the terms and conditions pursuant to which the notes are secured in a manner adverse to the holders of the secured notes;

•	reducing the percentage in principal amount of outstanding notes of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or notes or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults;

•	reducing the requirements contained in the applicable indenture for quorum or voting;

•	changing any of our obligations to maintain an office or agency in the places and for the purposes required by the indentures; or

•	modifying our ability to amend any of the provisions described above.

Form, Exchange, and Transfer

      The notes of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that notes of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to such series.

      At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, notes of any series will be exchangeable for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

      Subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, notes may be presented for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed, duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for such purpose. Unless otherwise provided in the notes to be transferred or exchanged, we will not require a service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. The security registrar and any transfer agent initially designated by us for any notes will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

      If the notes of any series are to be redeemed, we will not be required to:

•	issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such notes that may be selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any such notes being redeemed in part.

Information Concerning the Trustee

      We may appoint a separate trustee for any series of debt securities. As used herein in the description of a series of debt securities, the term trustee refers to the trustee appointed with respect to the series of debt securities. The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only such duties as are specifically described in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Paying Agents

      Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any notes on any interest payment date will be made to the person in whose name such notes or one or more predecessor securities are registered at the close of business on the regular record date for such interest.

      Principal of and any premium and interest on the notes of a particular series will be payable at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the trustee in the City of New York will be designated as our sole paying agent for payments with respect to notes of each series. Any other paying agents initially designated by us for the notes of a particular series will be named in the applicable prospectus supplement. We will be required to maintain a paying agent in each place of payment for the notes of a particular series.

      All moneys paid by us to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us, and the holder of the security may then look only to us for payment.

Governing Law

      The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York except to the extent that the Trust Indenture Act of 1939 shall be applicable.

Subordination of Subordinated Notes

      The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue, nor does it limit us from issuing any other secured or unsecured debt.

PLAN OF DISTRIBUTION

      We may offer and sell the securities described in this prospectus in one or more of the following ways from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

      An underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and resold in one or more transactions, including negotiated transactions, and if agents are used the securities will be offered and sold through such firms acting as our agents in one or more transactions, including negotiated transactions. The securities may be offered and sold through underwriters and agents at:

•	fixed prices, which may be changed;

•	prices related to the prevailing market prices at the time of sale; or

•	negotiated prices.

      We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent, or both. The applicable prospectus supplement will disclose:

•	any underwriting compensation we pay to underwriters or agents in connection with the offering of securities; and

•	any discounts, concessions or commissions allowed or reallowed by underwriters to participating dealers.

      Under the Securities Act of 1933, underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

      If indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by institutions to purchase securities at the offering price set forth in that prospectus supplement under delayed delivery contracts providing for payment and delivery on the dates stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of securities sold under contracts will be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval. Contracts will not be subject to any conditions except:

•	the purchase by an institution of the securities covered by its contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject; and

•	if the securities are being sold to underwriters, we will have sold to them the total principal amount of the securities less the principal amount of the securities covered by contracts.

      Agents and underwriters will have no responsibility in respect of the delivery or performance of contracts.

      We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of ordinary shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of ordinary shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

      Unless a prospectus supplement states otherwise, the obligations of underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

      We may agree to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act and to make contribution to them in connection with those liabilities. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

      Direct sales to investors or our shareholders may be accomplished through subscription offerings or through shareholder purchase rights distributed to shareholders. In connection with subscription offerings or the distribution of shareholder purchase rights to shareholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through shareholder purchase rights, the shareholder purchase rights will be distributed as a dividend to the shareholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under shareholder purchase rights will set forth the relevant terms of the shareholder purchase rights, including:

•	whether ordinary shares, class A preference stock, class B preference stock, or warrants for those securities will be offered under the shareholder purchase rights;

•	the number of those securities or warrants that will be offered under the shareholder purchase rights;

•	the period during which and the price at which the shareholder purchase rights will be exercisable;

•	the number of shareholder purchase rights then outstanding;

•	any provisions for changes to or adjustments in the exercise price of the shareholder purchase rights; and

•	any other material terms of the shareholder purchase rights.

      Each series of securities will be a new issue of securities and will have no established trading market other than our ordinary shares which are listed on the Nasdaq National Market System. Any ordinary shares sold pursuant to a prospectus supplement will be listed on the Nasdaq National Market System, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the ordinary shares, may or may not be listed on a national securities exchange.

      To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-

allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the debt securities by bidding for or purchasing debt securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS

      The validity of the securities offered hereby will be passed upon for us by Harney Westwood & Riegels, the British Virgin Islands. Certain United States legal matters will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP, New York, New York. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

      The financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended January 31, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of proceeds of $250,000,000. This prospectus provides you with a general description of the securities we may offer.

      Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered and of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before purchasing any securities.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information concerning issuers that file electronically with the SEC, including us. Our ordinary shares are listed on the Nasdaq National Market System. We also maintain an internet site at http://www.go2uti.com that contains information concerning us. Information included or referred to on our website is not incorporated by reference in or otherwise a part of this prospectus.

      We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 to register the securities being offered in this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules to the registration statement. For further information regarding us and our securities, please refer to the registration statement and the documents filed or incorporated by reference as exhibits to the registration statement. You may obtain the registration statement and its exhibits from the SEC as indicated above or from us. Statements contained in this prospectus or any prospectus supplement as to the contents of any contract or other document that is filed or incorporated by reference as an exhibit to the registration statement are not necessarily complete and we refer you to the full text of the contract or other document filed or incorporated by reference as an exhibit to the registration statement.

      The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

      The following documents, which have been filed with the SEC (File No. 000-31869), are incorporated herein by reference:

•	Our annual report on Form 10-K for the year ended January 31, 2004;

•	Our quarterly reports on Form 10-Q for the fiscal quarters ended April 30, 2004 and July 31, 2004;

•	Our current report on Form 8-K filed with the SEC on October 15, 2004;

•	Our current report on Form 8-K filed with the SEC on November 19, 2004; and

•	The description of our ordinary shares contained in our Form 8-A Registration Statement filed with the SEC on October 31, 2000 (including any amendment or report filed for the purpose of updating the description of our ordinary shares contained therein).

      All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering are deemed incorporated by reference into this prospectus and a part hereof from the date of filing of those documents. Any statement contained in any document incorporated by reference shall be deemed to be amended, modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or a later document that is or is considered to be incorporated by reference herein amends, modifies or supersedes such statement. Any statements so amended, modified or superseded shall not be deemed to constitute a part of this prospectus, except as so amended, modified or superseded.

      We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this prospectus. Requests for such documents should be directed to UTi Investor Relations, 19500 Rancho Way, Suite 116, Rancho Dominguez, California 90220, Attention: Lawrence R. Samuels (Telephone: (310) 604-3311).

$250,000,000

UTi WORLDWIDE INC.

Ordinary Shares, Class A Preference Stock,

Class B Preference Stock, Debt Securities and Warrants

PROSPECTUS

                    , 2004

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 23, 2004

12,016,274 Ordinary Shares of UTi Worldwide Inc.

Offered by the Selling Shareholders

      Up to 12,016,274 of our ordinary shares may be offered and sold by the selling shareholders from time to time in one or more types of transactions described in this prospectus under “Plan of Distribution”. We will not receive any proceeds from sales of our ordinary shares by the selling shareholders. The selling shareholders will pay the expenses of the registration of the ordinary shares.

      Our ordinary shares are traded on the Nasdaq National Market System under the symbol “UTIW.” On November 19, 2004, the last reported sale price of our ordinary shares on the Nasdaq National Market System was $66.67 per share. You should obtain current information as to the market price of our ordinary shares before you invest.

      Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page 2 of this prospectus, in any document incorporated by reference, and in the accompanying prospectus supplement.

      Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement for those securities.

The date of this prospectus is                     , 2004.

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities covered by this prospectus.

      Unless the context otherwise indicates, references in this prospectus to “we,” “us,” “our” or the “company” refer to UTi Worldwide Inc. and it subsidiaries as a combined entity, except where it is noted or the context makes clear the reference is only to UTi Worldwide Inc.

Page

Prospectus Summary
Risk Factors
Use of Proceeds
Ratio of Earnings to Fixed Charges
Description of Capital Stock
Selling Shareholders
Plan of Distribution
Legal Matters
Experts
About this Prospectus
Where You Can Find More Information

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus, including the information incorporated into it by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements predict or describe our current business plan and strategy and strategic operating plan, and do not relate solely to historical matters. You can generally identify forward-looking statements by the use of words such as “believe,” “believes,” “expect,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “intend,” “intends,” “plans,” “objectives,” “estimate,” “estimates,” “project,” “projected,” “anticipates,” “continue” and similar words. Because these statements reflect our current views concerning future events and are based on current assumptions, they involve risks, uncertainties and other factors which may lead to actual results or effects that are materially different from those contemplated in the forward-looking statements. Some, but not all, of the factors that may cause these differences will be discussed in the “Risk Factors” section of the applicable prospectus supplement and in other information incorporated by reference into this prospectus.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We caution you not to place undue reliance on these forward-looking statements. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements. Moreover, unless we are required by law to update these statements, we will not necessarily update any of these statements after the date of this prospectus, either to conform them to actual results or to changes in our expectations.

i

USE OF PROCEEDS

      We will not receive any proceeds from the sale of ordinary shares covered by this prospectus. All the net proceeds from the sale of the ordinary shares offered by this prospectus will be received by the selling shareholders.

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DESCRIPTION OF CAPITAL STOCK

      The following is a summary of our ordinary shares and class A and class B preference stock, to which any prospectus supplement may relate and provisions of our Memorandum and Articles of Association containing the material terms of our ordinary shares and class A and class B preference stock. As summaries, they are qualified in their entirety by reference to our Memorandum and Articles of Association.

Ordinary Shares

      Our Memorandum and Articles of Association authorize the issuance of up to 500,000,000 ordinary shares of no par value. As of November 1, 2004, 30,915,149 of our ordinary shares (excluding 385,902 treasury shares) were outstanding. Our ordinary shares are listed on the Nasdaq National Market System under the symbol “UTIW.”

      The following summarizes the rights of holders of our ordinary shares:

•	each holder of ordinary shares is entitled to one vote per share on all matters to be voted on by shareholders generally, including the election of directors;

•	there are no cumulative voting rights;

•	the holders of our ordinary shares are entitled to dividends and other distributions as may be declared from time to time by the board of directors out of funds legally available for that purpose, if any;

•	upon our liquidation, dissolution or winding up, the holders of ordinary shares will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and the payment of the liquidation preference of any outstanding preferred stock; and

•	the holders of ordinary shares have no preemptive or other subscription rights to purchase shares of our stock, nor are they entitled to the benefits of any redemption or sinking fund provisions.

Preferred Stock

      Our Memorandum and Articles of Association authorize the issuance of up to 100,000,000 shares of preferred stock of no par value of which 50,000,000 shares have been designated as class A preference stock and 50,000,000 shares have been designated as class B preference stock. Our board of directors may also amend our Memorandum of Association to create from time to time one or more classes of preferred stock. As of the date of this prospectus, none of our shares of preferred stock are outstanding. Our Memorandum and Articles of Association authorize our board of directors to determine the rights and preferences of our class A and class B preference stock within the limits set forth in our Memorandum and Articles of Association and applicable law. The class A and class B preference stock will, when issued, be duly authorized, fully paid and non-assessable.

      Unless otherwise provided by our board of directors, the class A and class B preference stock will rank on a parity with respect to the payment of dividends and to the distribution of assets upon liquidation. Any future issuance of preferred stock, or the issuance of rights to purchase preferred stock, may have the effect of delaying, deferring or preventing a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings and assets available for distribution to the holders of ordinary shares or could adversely affect the rights and powers, including voting rights, of the holders of ordinary shares.

Anti-Takeover Matters

      Our Memorandum and Articles of Association include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the inability of shareholders to act by written consent, the inability of shareholders to call a shareholder meeting except by delivering to our board of directors a written request of holders of more than fifty percent of

2

outstanding ordinary shares, an advance notice requirement for director nominations and other actions to be taken at annual meetings of shareholders and requirements for approval by 66 2/3% of the shareholder votes to amend specified provisions of our Memorandum and Articles of Association. Our Memorandum and Articles of Association also require action by 66 2/3% of our outstanding shares to remove a director without cause, and also authorize our Board of Directors to issue additional preferred stock. Our Board of Directors is classified into three classes.

No Shareholder Action by Written Consent; Calling Special Meetings of Shareholders.

      Our Memorandum and Articles of Association prohibit shareholders from taking action by written consent in lieu of an annual or special meeting, and, thus, shareholders may take action only at an annual or special meeting called in accordance with our Memorandum and Articles of Association. Our Memorandum and Articles of Association provide that special meetings of shareholders may only be called by our chief executive officer or our board of directors upon request by a majority of our directors or the written request of holders of more than fifty percent of our outstanding ordinary shares. These provisions could have the effect of delaying consideration of a shareholder proposal until the requirements for calling a shareholder meeting can be met. The provisions would also prevent the holders of a majority of the voting power of our ordinary shares entitled to vote from unilaterally using the written consent procedure to take shareholder action.

Advance Notice Requirements.

      Our Memorandum and Articles of Association set forth advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be presented at meetings of shareholders. These procedures provide that notice of such shareholder proposals must be timely given in writing to our secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting. The advance notice requirement does not give our board of directors any power to approve or disapprove shareholder director nominations or proposals but may have the effect of precluding the consideration of business at a meeting if the proper notice procedures are not followed.

Amendment of Memorandum and Articles of Association.

      Our Memorandum and Articles of Association require the affirmative vote of at least 66 2/3% of the voting power of all outstanding shares of capital stock or 66 2/3% of the members of our board of directors entitled to vote to amend or repeal specified provisions of our Memorandum and Articles of Association, including those described in this section, or to approve any merger by us that would have the effect of making changes in our Memorandum and Articles of Association which would have required such affirmative vote if effected directly as an amendment. This requirement will render more difficult the dilution of the anti-takeover provisions of our Memorandum and Articles of Association.

Removal of Directors.

      Our Memorandum and Articles of Association permit shareholders to remove directors for cause by the affirmative vote of the holders of a majority of the voting power of our shares. Removal of a director without cause requires the affirmative vote of 66 2/3% of the voting power of our shares. These provisions may restrict the ability of a third party to remove incumbent directors and simultaneously gain control of our board of directors by filling the vacancies created by removal with its own nominees.

Rights and Preferences of Preferred Stock.

      Our Memorandum and Articles of Association authorize the issuance of class A and class B preference stock, none of which is outstanding as of the date of this prospectus. Our board of directors may determine the rights and preferences of the class A and class B preference stock within the limits set forth in our Memorandum and Articles of Association and applicable law. Our board of directors also may amend our

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Memorandum and Articles of Association to create from time to time one or more classes of preferred stock. The existence of authorized but unissued preferred stock may enable our board of directors to render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in our best interests, our board of directors could cause preferred stock to be issued without shareholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent shareholder or shareholder group. In this regard, our Memorandum and Articles of Association grant our board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of preferred stock pursuant to our board of directors’ authority described above could decrease the amount of earnings and assets available for distribution to you and adversely affect the enjoyment of rights of such holders, including voting rights in the event a particular class of preferred stock is given a disproportionately large number of votes per share, and may have the effect of delaying, deferring or preventing a change in control that may be favored by shareholders.

Classified Board of Directors.

      Our Memorandum and Articles of Association establish a classified board of directors. Our board of directors is divided into three classes of approximately equal size with terms expiring in 2005 (Class B), 2006 (Class C) and 2007 (Class A). Thereafter, subject to the rights of holders of any series of preferred stock to elect directors, shareholders will elect one class constituting approximately one-third of the board of directors for a three-year term at each annual meeting of shareholders. As a result, at least two annual meetings of shareholders will be required for the shareholders to change a majority of our board of directors. The classification of directors will effectively make it more difficult to change the composition of our board of directors.

Transfer Agent and Registrar

      Our transfer agent and registrar is Computershare Trust Company located in Golden, Colorado.

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SELLING SHAREHOLDERS

      The following table sets forth certain information about the selling shareholders’ beneficial ownership of our ordinary shares as of November 15, 2004 and after the sale of the ordinary shares offered by the selling shareholders, assuming all such shares are sold. The selling shareholders are not committed to sell any ordinary shares under this prospectus, but as explained under the caption “Plan of Distribution” below, the selling shareholders are parties to registration rights agreements pursuant to which either subject to the satisfaction of certain conditions they will enter into an underwriting agreement with respect to their ordinary shares or they may loan their ordinary shares for purposes of delivery in connection with, among other things, the offering described in the underwriting agreement. The numbers presented under “Shares Beneficially Owned After the Offering” assume that all of the shares offered by the selling shareholders are sold and that the selling shareholder acquires no additional ordinary shares of ours before the completion of this offering. The selling shareholders may offer all, some or none of our ordinary shares being offered by this prospectus. As discussed under “Plan of Distribution” below, the selling shareholders may include certain pledgees, donees, transferees or other successors-in-interest who receive shares as a gift, pledge, partnership distribution or other non-sale related transfer. The selling shareholders will pay all fees and expenses incurred with respect to the registration and sale of the selling shareholders’ ordinary shares. We have set forth in the footnotes to the table additional information regarding the selling shareholders and their shares, including the nature of any position, office or other relationship that a selling shareholder has had with us or our affiliates within the past three years. The ordinary shares offered by the selling shareholders under this prospectus may be offered from time to time by the selling shareholders named below.

	Shares Beneficially
	Owned Prior to the			Shares Beneficially Owned
	Offering(1)			After the Offering
			Shares To be
Name	Number	Percent	Offered	Number(2)	Percent(1)(2)

United Service Technologies Limited(3)(4)	9,269,345	29.9%	7,613,217	1,656,128	5.4%
Union-Transport Holdings Inc.(5)	1,813,225	5.9%	1,813,225	0	0%
PTR Holdings Inc.(6)	3,104,501	10.0%	1,291,276	0	0%
Matthys J. Wessels(7)	2,165,346	7.0%	728,214	1,437,132	4.6%
Alan C. Draper(8)	829,701	2.7%	570,342	259,359	0.8%

(1)	Percentage calculations based on 30,915,149 of our ordinary shares (excluding 385,902 treasury shares) that were outstanding as of November 1, 2004. More than one person may be deemed to be a beneficial owner of the same securities as determined in accordance with the rules of the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. In certain cases, voting and investment power may be shared by spouses under applicable law. The number of shares beneficially held by a selling shareholder may include shares subject to options exercisable within 60 days of November 15, 2004.

(2)	Assumes all of the ordinary shares offered by the selling shareholders under this prospectus have been sold.

(3)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001, United Service Technologies Limited, a British Virgin Islands company (which we refer to as Uniserv), is the registered holder of the ordinary shares indicated in the above table. PTR Holdings Inc., a British Virgin Islands company (which we refer to as PTR Holdings), owns approximately 38% of Uniserv but disclaims beneficial ownership of any ordinary shares held by Uniserv. Matthys J. Wessels, a director of ours, is the Chairman of the Board of Uniserv, but disclaims beneficial ownership of any ordinary shares held by Uniserv. Mr. Wessels is the beneficial owner of less than one percent of Uniserv’s outstanding securities. Uniserv’s business address is 9 Columbus Centre, Pelican Drive, Road Town, Tortola, British Virgin Islands. Uniserv is a publicly listed company in South Africa traded on the Johannesburg Stock Exchange whose primary assets are the ordinary shares which it holds.

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(4)	Uniserv may transfer some or all of its ordinary shares to Uniserv Securities Holdings Limited, a wholly-owned subsidiary of Uniserv incorporated in the British Virgin Islands, or another wholly-owned subsidiary.

(5)	Union-Transport Holdings Inc., a British Virgin Islands company (which we refer to as UT Holdings), is the registered holder of the shares indicated in the above table. UT Holdings’ business address is 9 Columbus Centre, Pelican Drive, Road Town, Tortola, British Virgin Islands. PTR Holdings is the owner of 56% of the securities of UT Holdings, and each of Roger I. MacFarlane, our chief executive officer and director and Peter Thorrington, our former president and chief operating officer and currently a special advisor to the company, is the owner of 11% of the securities of UT Holdings. Two irrevocable trusts formed under the laws of California, one established for the descendents of each of Messrs. MacFarlane and Thorrington, are each the owners of 11% of the outstanding securities of UT Holdings. The independent trustees of such trusts have the power to make decisions with regard to their UT Holdings securities. Pursuant to separate voting agreements between UT Holdings and its shareholders, UT Holdings agreed to vote the ordinary shares held by it as directed by its shareholders in proportion to their interests in UT Holdings. Mr. MacFarlane and Mr. Thorrington disclaim beneficial ownership of the ordinary shares held by UT Holdings to the extent such holdings exceed the number of ordinary shares that may be indirectly voted by them. In 2002, UT Holdings and PTR Holdings entered into an amended and restated registration rights agreement with us. Both UT Holdings and PTR Holdings have waived their rights under such agreement with respect to this offering.

(6)	Listed in the above table are the 1,291,276 ordinary shares registered in the name of PTR Holdings and the 1,813,225 ordinary shares registered in the name of UT Holdings. PTR Holdings’ business address is 9 Columbus Centre, Pelican Drive, Road Town, Tortola, British Virgin Islands. PTR Holdings is indirectly owned by holding companies indirectly controlled by Mr. Wessels, Mr. MacFarlane and Mr. Thorrington and by the Anubis Trust, a Guernsey Islands trust originally established in 1987 pursuant to antiapartheid divestiture law then applicable to a predecessor corporation to some of our South Africa operations, the potential discretionary beneficiaries of which include past, existing or future employees or directors of two of our South African companies and their predecessors or any other company any of whose equity securities are owned or controlled, directly or indirectly, by the trust; provided that no U.S. person (as defined in the U.S. Revenue Code) may be a beneficiary of the trust. The Anubis Trust has an independent trustee and an independent protector. Pursuant to separate voting agreements between PTR Holdings and its shareholders, PTR Holdings agreed to vote our ordinary shares held directly by PTR Holdings and our ordinary shares held by UT Holdings which PTR Holdings may vote, as directed by the shareholders of PTR Holdings in proportion to their interests in PTR Holdings. The voting rights of the Anubis Trust under its agreement with PTR Holdings were assigned to Mr. Wessels. PTR Holdings disclaims beneficial ownership of the ordinary shares held by UT Holdings. Each of Mr. MacFarlane, Mr. Thorrington and Mr. Wessels disclaim beneficial ownership of the ordinary shares held by PTR Holdings to the extent such holdings exceed the number of shares that may be indirectly voted by them. In addition, Mr. Wessels disclaims beneficial ownership of the ordinary shares which he is entitled to vote by reason of the assignment by the Anubis Trust of its rights under the voting agreements mentioned above.

(7)	Listed in the above table are 728,214 ordinary shares registered in the name of Wagontrails Investments NV, a company incorporated under the laws of the Netherlands Antilles, which is indirectly owned by Mr. Wessels, together with the ordinary shares which Mr. Wessels has the power to vote pursuant to the voting agreements described in footnote 5. Mr. Wessels’ business address is P.O. Box 1915, Kempton Park, 1620 Johannesburg, South Africa. The shares registered in the name of Wagontrails Investments NV are the shares being offered for sale by the selling shareholder.

(8)	Alan C. Draper is a member of our board of directors and serves as our Executive Vice President and President-Asia Pacific Region.

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PLAN OF DISTRIBUTION

      We are registering ordinary shares on behalf of the selling shareholders. As used in this section of the prospectus, the term “selling shareholders” includes the selling shareholders named in the table above and any of their pledgees, donees, transferees or other successors-in-interest who receive ordinary shares offered hereby from a selling shareholder as a gift, pledge, partnership distribution or other non-sale related transfer and who subsequently sell any of such shares after the date of this prospectus.

      All costs, expenses and fees in connection with the registration of the ordinary shares offered hereby will be borne by the selling shareholders. Underwriting discounts, brokerage commissions and similar selling expenses, if any, attributable to the sale of the securities covered by this prospectus will also be borne by the respective selling shareholders.

      The selling shareholders may sell under this prospectus the ordinary shares which are outstanding at different times. The selling shareholders will act independently of us in making decisions as to the timing, manner and size of each sale. The sales may be made on any national securities exchange or quotation system on which the ordinary shares may be listed or quoted at the time of sale, in the over-the-counter market or other than in such organized and unorganized trading markets, in one or more transactions, at:

•	fixed prices, which may be changed;

•	prevailing market prices at the time of sale;

•	varying prices determined at the time of sale; or

•	negotiated prices.

      The ordinary shares may be sold by one or more of the following methods in addition to any other method permitted under this prospectus:

•	a block trade in which the broker-dealer so engaged may sell the ordinary shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	a purchase by a broker-dealer as principal and resale by such broker-dealer for its own account;

•	an ordinary brokerage transaction or a transaction in which the broker solicits purchasers;

•	a privately negotiated transaction;

•	an underwritten offering;

•	securities exchange or quotation system sale that complies with the rules of the exchange or quotation system;

•	through short sale transactions following which the ordinary shares are delivered to close out the short positions;

•	through the writing of options relating to such ordinary shares; or

•	through a combination of the above methods of sale.

The method of distribution of such ordinary shares will be described in the applicable prospectus supplement.

      The selling shareholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell ordinary shares covered by this prospectus, including in short sale transactions. If so, the third party may use ordinary shares pledged by the selling shareholders or borrowed from the selling shareholders or others to settle those sales or to close out any related open borrowings of ordinary shares, and may use ordinary shares received from the selling shareholders in settlement of those derivatives to close out any related open borrowings of ordinary shares. We will file a supplement to this prospectus to describe any derivative transaction effected by the selling shareholders and to identify the third party in such transactions as an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

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      The selling shareholders may effect such transactions by selling the ordinary shares covered by this prospectus directly to purchasers, to or through broker-dealers, which may act as agents for the seller and buyer or principals, or to underwriters who acquire ordinary shares for their own account and resell them in one or more transactions. Such broker-dealers or underwriters may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of the ordinary shares covered by this prospectus for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions) and such discounts, concessions, or commissions may be allowed or re-allowed or paid to dealers. Any public offering price and any discounts or concessions allowed or paid to dealers may be changed at different times.

      The selling shareholders and any broker-dealers that participate with the selling shareholders or third parties to derivative transactions in the sale of the ordinary shares covered by this prospectus may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the ordinary shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

      We will make copies of this prospectus available to the selling shareholders and have informed them of their obligation to deliver copies of this prospectus to purchasers at or before the time of any sale of the ordinary shares.

      The selling shareholders also may resell all or a portion of their ordinary shares in open market transactions in reliance upon Rule 144 under the Securities Act, or any other available exemption from required registration under the Securities Act, provided they meet the criteria and conform to the requirements of such exemption.

      We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a selling shareholder that any material arrangements have been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange or secondary distribution or a purchase by a broker-dealer. Such supplement will disclose:

•	the name of each such selling shareholder and of the participating broker-dealer(s);

•	the number of ordinary shares involved;

•	the price at which such ordinary shares were sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•	as appropriate, that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transaction.

      In addition, upon receiving notice from a selling shareholder that a donee, pledgee or transferee or other successor-in-interest intends to sell more than 500 ordinary shares covered by this prospectus, we will file a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act to identify the non-sale transferee.

      Pursuant to a registration rights agreement with Uniserv, we have agreed with Uniserv to amend the registration statement of which this prospectus is a part to permit it to be used solely with respect to the offering described therein and keep it effective until March 31, 2005, which date may be extended by the period of any lapses in effectiveness prior to that date. Pursuant to a separate registration rights agreement, we have made a similar agreement with the other selling shareholders with respect to the amendment, use and effectiveness of the registration statement.

      The selling shareholders are not restricted as to the price or prices at which they may sell their ordinary shares. Sales of such ordinary shares may have an adverse effect on the market price of the securities, including the market price of the ordinary shares. Moreover, the selling shareholders are not restricted as to

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the number of ordinary shares that may be sold at any time, and it is possible that a significant number of ordinary shares could be sold at the same time, which may have an adverse effect on the market price of the ordinary shares.

      The selling shareholders will bear all costs, expenses and fees in connection with the registration of the ordinary shares. Pursuant to the registration rights agreement with Uniserv, we have agreed, subject to satisfaction of certain conditions, to enter into an underwriting agreement pursuant to which we will indemnify and hold Uniserv harmless against certain liabilities under the Securities Act that could arise in connection with the sale of the ordinary shares governed by that agreement. Pursuant to the separate registration rights agreement with the other selling shareholders, we have provided them with similar indemnification rights. The selling shareholders will bear all commissions and discounts, if any, attributable to the sales of the ordinary shares. We and the selling shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the ordinary shares against certain liabilities, including liabilities arising under the Securities Act and we and Uniserv will provide such indemnity pursuant to the underwriting agreement referred to above upon the execution and delivery of the same.

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ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission. Each time the selling shareholders sell ordinary shares under circumstances which require an amendment to this prospectus, we will provide a prospectus supplement that will contain specific information about such offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on information in that prospectus supplement. You should read this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information”, before purchasing the ordinary shares.

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UTi WORLDWIDE INC.

Ordinary Shares of UTi Worldwide Inc.

Offered by the Selling Shareholders

PROSPECTUS

                    , 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

      The following table sets forth the fees and expenses to be borne by the registrant in connection with the offering described in this registration statement, except that the portion of such fees and expenses allocable to the ordinary shares sold pursuant to this registration statement by the selling shareholders will be borne by the selling shareholders. All such fees and expenses other than the Securities and Exchange Commission registration fee are estimates.

Securities and Exchange Commission registration fee	$100,818
Fees and expenses of transfer agent, trustees and depositary*	$5,000
Accounting fees and expenses*	$70,000
Legal fees and expenses*	$650,000
Printing and engraving costs*	$25,000
Miscellaneous*	$5,000
TOTAL	$855,818

*	Estimated pursuant to instruction to Rule 511 of Regulation S-K.

Item 15.	Indemnification of Directors and Officers

      The International Business Companies Act, 1984 of the British Virgin Islands permits an international business company to indemnify directors and officers and permits an international business company to acquire insurance for directors and officers. Our Articles of Association provide that we may purchase and maintain insurance in relation to any person who is or was our director, officer or liquidator, whether or not we have or would have had power to indemnify the person against liability as provided in our Articles of Association. In accordance with such provisions, we maintain directors and officers’ liability insurance.

      Our Articles of Association provide that, to the fullest extent permitted by the laws of the British Virgin Islands or any other applicable laws, our directors will not be personally liable to us or our shareholders for any acts or omissions in the performance of their duties. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. These provisions will not limit the liability of directors under United States federal securities laws.

      Under the Articles of Association, we are empowered to indemnify our directors and officers as follows:

      “1.     Subject to the limitations hereinafter provided, the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

(b) is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

      2.     The Company may only indemnify a person if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

      3.     The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

      4.     The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

      5.     If a person to be indemnified has been successful in defense of any proceedings referred to above the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

      6.     The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles.”

Item 16.	Exhibits

      The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description

1.1	The form of any Underwriting Agreement will be filed as an exhibit to a Current Report on Form 8-K of UTi Worldwide Inc. and incorporated herein by reference(1)
3.1	Memorandum of Association of UTi Worldwide Inc. (filed as Exhibit 3.1 to UTi Worldwide Inc.’s Amendment No. 1 to Registration Statement on Form F-1 (File No. 333-47616) filed on October 30, 2000 and incorporated herein by reference)(2)
3.2	Articles of Association of UTi Worldwide Inc. (filed as Exhibit 3.1 to UTi Worldwide Inc.’s Current Report on Form 8-K (File No. 000-31869) filed on November 19, 2004 and incorporated herein by reference)(2)
4.1	Form of Senior Indenture(4)
4.2	Form of Subordinated Indenture(4)
4.3	The form of any Senior Note with respect to each particular series of Senior Notes issued hereunder will be filed as an exhibit to a Current Report on Form 8-K of UTi Worldwide Inc. and incorporated herein by reference(1)
4.4	The form of any Subordinated Note with respect to each particular series of Subordinated Notes issued hereunder will be filed as an exhibit to a Current Report on Form 8-K of UTi Worldwide Inc. and incorporated herein by reference(1)
4.5	The form of any articles supplementary with respect to class A or class B preference stock issued hereunder will be filed as an exhibit to a Current Report on Form 8-K of UTi Worldwide Inc. and incorporated herein by reference(1)
4.6	The form of warrant agreement with respect to any warrant served hereunder will be filed as an exhibit to a Current Report on Form 8-K of UTi Worldwide Inc. and incorporated herein by reference(1)
4.7	The form of any warrant with respect to each series of warrants will be filed as an exhibit to a Current Report on Form 8-K of UTi Worldwide Inc. and incorporated herein by reference(1)
5.1	Opinion of Harney Westwood & Riegels regarding the legality of the securities being registered(3)
12.1	Statement regarding computation of ratio of earnings to fixed charges(4)
23.1	Consent of Deloitte & Touche LLP(3)
23.2	Consent of Harney Westwood & Riegels (included in the opinion filed as Exhibit 5.1)(3)
24.1	Power of Attorney(4)

Exhibit No.	Description

25.1	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Trustee under the Senior Indenture will be filed as an exhibit to a Current Report on Form 8-K of UTi Worldwide Inc. and incorporated herein by reference(1)
25.2	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Trustee under the Subordinated Indenture will be filed as an exhibit to a Current Report on Form 8-K of UTi Worldwide Inc. and incorporated herein by reference(1)

(1)	To be incorporated by reference

(2)	Incorporated by reference

(3)	Filed herewith

(4)	Previously filed

Item 17.	Undertakings

      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent not more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

      (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against such public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expanses incurred or paid by a director, officer or controlling person of the registrant in the successful defense if any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Dominguez, State of California, on November 22, 2004.

UTI WORLDWIDE INC.

By:	/s/ ROGER I. MACFARLANE

Name: Roger I. MacFarlane

Title:	Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ ROGER I. MACFARLANE Roger I. MacFarlane	Chief Executive Officer and Director (Principal Executive Officer)	November 22, 2004

/s/ MATTHYS J. WESSELS * Matthys J. Wessels	Vice Chairman of the Board of Directors, Chief Executive Officer African Region and Director	November 22, 2004

/s/ ALAN C. DRAPER * Alan C. Draper	Executive Vice President, President-Asia Pacific Region and Director	November 22, 2004

/s/ LAWRENCE R. SAMUELS * Lawrence R. Samuels	Senior Vice President-Finance, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	November 22, 2004

/s/ J. SIMON STUBBINGS * J. Simon Stubbings	Chairman of the Board of Directors and Director	November 22, 2004

/s/ ALLAN M. ROSENZWEIG * Allan M. Rosenzweig	Director	November 22, 2004

/s/ LEON J. LEVEL * Leon J. Level	Director	November 22, 2004

/s/ C. JOHN LANGLEY, JR. * C. John Langley, Jr.	Director	November 22, 2004

*	By Roger I. MacFarlane, attorney-in-fact.

EXHIBIT INDEX

Exhibit No.	Description

1.1	The form of any Underwriting Agreement will be filed as an exhibit to a Current Report on Form 8-K of UTi Worldwide Inc. and incorporated herein by reference(1)
3.1	Memorandum of Association of UTi Worldwide Inc. (filed as Exhibit 3.1 to UTi Worldwide Inc.’s Amendment No. 1 to Registration Statement on Form F-1 (File No. 333-47616) filed on October 30, 2000 and incorporated herein by reference)(2)
3.2	Articles of Association of UTi Worldwide Inc. (filed as Exhibit 3.1 to UTi Worldwide Inc.’s Current Report on Form 8-K (File No. 000-31869) filed on November 19, 2004 and incorporated herein by reference)(2)
4.1	Form of Senior Indenture(4)
4.2	Form of Subordinated Indenture(4)
4.3	The form of any Senior Note with respect to each particular series of Senior Notes issued hereunder will be filed as an exhibit to a Current Report on Form 8-K of UTi Worldwide Inc. and incorporated herein by reference(1)
4.4	The form of any Subordinated Note with respect to each particular series of Subordinated Notes issued hereunder will be filed as an exhibit to a Current Report on Form 8-K of UTi Worldwide Inc. and incorporated herein by reference(1)
4.5	The form of any articles supplementary with respect to class A or class B preference stock issued hereunder will be filed as an exhibit to a Current Report on Form 8-K of UTi Worldwide Inc. and incorporated herein by reference(1)
4.6	The form of warrant agreement with respect to any warrant served hereunder will be filed as an exhibit to a Current Report on Form 8-K of UTi Worldwide Inc. and incorporated herein by reference(1)
4.7	The form of any warrant with respect to each series of warrants will be filed as an exhibit to a Current Report on Form 8-K of UTi Worldwide Inc. and incorporated herein by reference(1)
5.1	Opinion of Harney Westwood & Riegels regarding the legality of the securities being registered(3)
12.1	Statement regarding computation of ratio of earnings to fixed charges(4)
23.1	Consent of Deloitte & Touche LLP(3)
23.2	Consent of Harney Westwood & Riegels (included in the opinion filed as Exhibit 5.1)(3)
24.1	Power of Attorney(4)
25.1	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Trustee under the Senior Indenture will be filed as an exhibit to a Current Report on Form 8-K of UTi Worldwide Inc. and incorporated herein by reference(1)
25.2	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Trustee under the Subordinated Indenture will be filed as an exhibit to a Current Report on Form 8-K of UTi Worldwide Inc. and incorporated herein by reference(1)

(1)	To be incorporated by reference

(2)	Incorporated by reference

(3)	Filed herewith

(4)	Previously filed